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Warburg Pincus Trust
Schedule 16 Calculations


International Equity Portfolio
Aggregate Returns



Inception Thru December 31, 1995

          Aggregate Return With Waivers:

                    ((10,730-10,000)/10,000) = 7.30%

          Aggregate Return Without Waivers:

                    ((10,711-10,000)/10,000) = 7.11%



International Equity Portfolio
Annualized Returns


Inception Thru December 31, 1995

          Annualized Return With Waivers:

      ((10,730/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 14.91%

          Annualized Return Without Waivers:

      ((10,711/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 14.50%



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* The preceeding expression is being raised to the power 1/.50685











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Warburg Pincus Trust
Schedule 16 Calculations


Small Company Growth Portfolio
Aggregate Returns

Inception Thru December 31, 1995

          Aggregate Return With Waivers:

                    ((12,510-10,000)/10,000) = 25.10%

          Aggregate Return Without Waivers:

                    ((12,500-10,000)/10,000) = 25.00%





Small Company Growth Portfolio
Annualized Returns


Inception Thru December 31, 1995

          Annualized Return With Waivers:

       ((12,510/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 55.56%

          Annualized Return Without Waivers:

       ((12,500/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 55.31%


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* The preceeding expression is being raised to the power 1/.50685